UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  July 13, 2007
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices)  (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
     On July 13, 2007, PolyOne Corporation (the “Company”), entered into a Canadian Receivables Purchase Agreement (the “Purchase Agreement”), among the Company, as servicer, PolyOne Funding Canada Corporation (“PFCC”), as seller, Citicorp USA, Inc., as administrative agent, National City Business Credit, Inc., as syndication agent, and the banks and other financial institutions party thereto, as initial purchasers. In connection with the Purchase Agreement, the Company also entered into the Canadian Receivables Sale Agreement (the “Sales Agreement” and, together with the Purchase Agreement, the “Agreements”), dated as of July 13, 2007, by and among the Company, as buyer’s servicer, PolyOne Canada Inc. as the seller, and PFCC, as the buyer.
     Under the Agreements, from time to time, PolyOne Canada Inc. will sell its Canadian receivables to PFCC, which will then sell interests in the receivables to the banks and other financial institutions party to the Purchase Agreement on the terms and subject to the conditions of the Purchase Agreement. The Purchase Agreement provides up to $25 million in funding, based on availability of eligible trade accounts receivable and other customary factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  July 17, 2007

POLYONE CORPORATION

By	/s/ W. David Wilson

	Name:	W. David Wilson
	Title:	Senior Vice President and Chief Financial Officer